UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 4, 2018

FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
899 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 8.01    Other Events.
On June 4, 2018, Fortinet, Inc. (the “Company”) announced its acquisition (the “Acquisition”) of Bradford Networks, Inc. (“Bradford”), a leading provider of network security and access control products and services. The Company acquired Bradford for approximately $17 million in initial consideration, net of cash acquired and subject to certain adjustments, and may pay an additional $2 million in cash consideration, as an earn-out that is subject in full to satisfaction of certain performance conditions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: June 4, 2018	By:	/s/ Keith Jensen
Keith Jensen
Chief Financial Officer